UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._______)

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

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Confidential, for use of the Commission

only (as permitted by Rule 14a-6(e)(2))

COVER-ALL TECHNOLOGIES INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Aggregate number of securities to which transaction applies:  __________________________________

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__________________________________________________________________________________

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Total fee paid:  ______________________________________________________________________

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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COVER-ALL TECHNOLOGIES INC.
55 Lane Road
Fairfield, New Jersey 07004

John W. Roblin

Chairman of the Board of Directors

and Chief Executive Officer

April 30, 2012

To All Cover-All Stockholders:

I cordially invite you to attend the 2012 annual meeting of stockholders of Cover-All Technologies Inc. which will be held at the Hilton Parsippany, located at One Hilton Court, Parsippany, New Jersey 07054, on Thursday, June 7, 2012 at 9:30 a.m., local time.

The enclosed notice of annual meeting and proxy statement describe the various matters to be acted upon during the meeting.

You may vote your shares by completing and returning your proxy card in the enclosed postage-paid envelope. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting. The prompt return of the proxy will be of assistance in preparing for the meeting, and your cooperation in this respect will be greatly appreciated.

Please read with care the notice of the meeting and the proxy statement, which contains detailed information about the matters to be acted upon at the meeting. Even if you plan to attend the meeting, I urge you to complete, sign and return your proxy in the enclosed postage-paid envelope as soon as possible. Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting.

If you have any questions concerning the annual meeting, please contact our Investor Relations department at (973) 461-5200. Following completion of the scheduled business, we will report on Cover-All Technologies’ operations and answer questions. We appreciate your ownership of Cover-All Technologies and hope that you will be able to join us on June 7th.

Sincerely,

John W. Roblin

Chairman of the Board of Directors and

Chief Executive Officer

COVER-ALL TECHNOLOGIES INC.
55 Lane Road
Fairfield, New Jersey 07004
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 7, 2012
____________________

To the Stockholders of Cover-All Technologies Inc.:

The 2012 annual meeting of stockholders of Cover-All Technologies Inc., a Delaware corporation, will be held on Thursday, June 7, 2012 at 9:30 a.m., local time, at the Hilton Parsippany, located at One Hilton Court, Parsippany, New Jersey 07054, to consider and act upon the following:

1.	To elect a class of two directors to serve for a term of three years and until their successors are duly elected and qualified;

2.	To ratify the appointment of MSPC as our independent auditors for the fiscal year ending December 31, 2012; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 24, 2012, which is the record date for the meeting, are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. We have enclosed herewith the proxy statement for the meeting, the proxy card and our annual report for the fiscal year ended December 31, 2011.

Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. If you attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

ANN F. MASSEY

Secretary

Date: April 30, 2012

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2012: Our proxy materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and 2011 Annual Report, are available at www.cover-all.com/investors/proxymaterials.

TABLE OF CONTENTS

i

COVER-ALL TECHNOLOGIES INC.
____________________

PROXY STATEMENT
2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2012
____________________

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors (the “Board”) is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders to be held on June 7, 2012 at 9:30 a.m., local time, at the Hilton Parsippany, located at One Hilton Court, Parsippany, New Jersey 07054. When we ask for your proxy, we must provide you with a proxy statement that contains certain information specified by law. This proxy statement and the enclosed proxy card along with our annual report for the fiscal year ended December 31, 2011 are being mailed on or about May 7, 2012 to all stockholders of record entitled to vote at the meeting.

Who can vote at the meeting?

Only stockholders of record at the close of business on April 24, 2012 (the “record date”) will be entitled to vote at the meeting. As of the record date, there were 25,857,730 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon.

Stockholder of record: Shares registered in your name. If at the close of business on the record date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a registered stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial owner: Shares registered in the name of a broker or bank. If at the close of business on the record date your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker or other agent. The broker holding your account is considered the stockholder of record for purposes of voting at the meeting. Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other agent how to vote their shares using the method described below under “How can I vote my shares?”.

What will stockholders vote on at the meeting?

Our stockholders will be asked to vote on two proposals:

Proposal 1 –– Election of a Class of Two Directors

Proposal 2 –– Ratification of the Appointment of MSPC as Our Independent Auditors

How many votes are required to vote to approve each proposal?

Proposal 1 –– Election of a Class of Two Directors. Directors are elected by a plurality of votes cast by the holders of shares entitled to vote. The two nominees for director receiving the most votes cast at the meeting shall be elected. Abstentions, broker non-votes and instructions to withhold authority to vote for a nominee will have no effect on the outcome of the vote. Please note that because the election of directors is considered to be a non-routine matter under applicable rules, brokers cannot vote your shares on the election of directors unless you have given your broker specific instructions as to how to vote. So that your shares can be represented, please be sure to provide your broker with specific voting instructions.

Proposal 2 –– Ratification of the Appointment of MSPC as Our Independent Auditors. The affirmative vote of a majority of the votes cast is required to ratify the appointment of our independent auditors. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of a majority of the outstanding shares of our common stock entitled to vote at the meeting, present in person or represented by proxy. Abstentions, broker non-votes and instructions to withhold authority to vote for the nominees will be counted as shares present and entitled to vote in determining whether a quorum is present.

If we do not have a quorum at the meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If, in accordance with our by-laws, a majority of the stockholders present or represented by proxy votes for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting.

What is a “broker non-vote”?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Your broker has discretionary authority on all matters that are considered routine under applicable rules. The election of directors is considered a non-routine matter under applicable rules, but the ratification of the appointment of an independent auditor is considered to be a routine matter. Therefore, at the meeting, brokers will not have discretionary power to vote for the election of a class of two directors but will have discretionary power to vote on the ratification of the appointment of MSPC as our independent auditors. Shares that constitute broker non-votes will be counted as present and entitled to vote at the meeting for the purpose of determining a quorum.

How can I vote my shares?

If you are a record stockholder, you can vote in person at the meeting or vote by proxy by mailing the enclosed proxy card. Please refer to the instructions on your proxy card to vote by proxy.

If you hold your shares through a bank or broker, then you may vote by the ways made available by your bank or broker, in which case the bank or broker will include instructions with this proxy statement.

Are there any other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board does not know of any other matters to be brought before the meeting. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Can I change my vote after I return my proxy card?

If you are a record stockholder, you have the right to revoke your proxy at any time before the meeting by:

•         delivering written revocation to the Secretary of our company;

•         submitting a duly executed proxy bearing a later date to the Secretary of our company; or

•         voting in person at the meeting.

Attendance at the meeting will not, by itself, revoke a previously granted proxy.

If you hold your shares through a bank or broker, your ability to revoke your proxy depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

Who is paying for this proxy solicitation?

We will bear the costs of solicitation of proxies. In addition to solicitation of proxies by use of the mails, our directors, officers and employees may solicit the return of proxies by telephone, personal interview or otherwise. These persons will not receive additional compensation for this solicitation. We may reimburse custodians, nominees and fiduciaries holding our common stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their proxies.

What are our Board’s recommendations?

For the reasons set out in more detail in the proxy statement, our Board recommends that you vote your shares:

•         FOR the election of the listed director nominees (Proposal 1).

•         FOR the ratification of the appointment of MSPC as our independent auditors (Proposal 2).

PROPOSAL 1 – ELECTION OF A CLASS OF TWO DIRECTORS

Our Board is currently divided into three classes. The three-year term of office of each class expires at the meeting of stockholders in successive years, upon the election and qualification of successor classes. Our by-laws provide for a Board size of at least three and no more than seven members. There are currently a total of five directors.

One class of directors, which consists of John W. Roblin and Stephen M. Mulready, has a term expiring at the meeting and is standing for re-election.

The persons named in the enclosed proxy card will vote to elect the two nominees as director, unless you indicate otherwise in the proxy card. If a nominee does not remain a candidate for election at the date of the meeting, which contingency is not now contemplated or foreseen by our Board, the solicited proxies may be voted for a substitute nominee selected by our Board. You may not vote any proxies for a greater number of persons than the two nominees named. The two nominees for director receiving the most votes cast at the meeting shall be elected. The directors elected at the annual meeting will serve for a term of three years (i.e., until the 2015 annual meeting of stockholders) or until such director’s successor is elected and qualified.

The name of the nominees for director and certain information about them are set forth below:

John W. Roblin has served as our Chief Executive Officer since December 1999, as a member of our Board since March 2000, and as our Chairman of the Board since February 2001. He served as our President from December 1999 to November 2008. Prior to joining us, Mr. Roblin was Chief Information Officer and Senior Vice President for CIGNA Property and Casualty, positions he held since 1998. From 1994 until 1998, he was Chief Information Officer and Senior Vice President for Advanta Corporation. Prior to 1994, he was the Chief Information Officer at Chubb & Son, USF&G and Traveler’s Personal Lines Division. Our Board believes that Mr. Roblin’s lengthy experience as Chief Executive Officer of the company, as well as his prior executive leadership roles, have provided him with valuable operational and leadership skills which qualify him to serve as a member of our Board and make him particularly well suited for his role as Chairman of the Board.

Stephen M. Mulready has served as a member of our Board since December 2009. Mr. Mulready has over 35 years experience in the property and casualty insurance industry, having spent a majority of that time serving in various executive, supervisory and technical positions with Aetna Inc. (NYSE: AET). Mr. Mulready is Executive Vice President of United States Fire Insurance Company (Crum & Forster), a position he has held since April 2010. From November 2008 to April 2010, Mr. Mulready was the Principal of Blackpoint Associates, a firm founded by him that provided management consulting services to small businesses. Mr. Mulready served as Chief Executive Officer of AIX Holdings, Inc., a specialty property and casualty program insurance company, from 2005 to 2008. From 2004 to 2005, he served as a director and consultant to Alico, Inc. (NASDAQ: ALCO), an agricultural and real estate company, where he was a member of the Audit, Compensation, Nominating and Investment Committees. Between 1996 and 1999, Mr. Mulready was Chief Executive Officer of Orion Specialty, a division of Orion Capital. In 1999, Orion Capital was acquired by Royal and Sun Alliance, where Mr. Mulready held several senior level positions including President and Chief Executive Officer of U.S. Operations. Mr. Mulready served on the board of Adaptik, Inc., a provider of policy issuance systems to insurance companies, from 2005 to January 2010. He received an MBA from the University of Hartford and a BS, Insurance Administration from the University of Connecticut. Our Board believes that Mr. Mulready’s lengthy industry experience in senior executive positions, including as the former Chief Executive Officer of one of our largest customers, AIX Holdings, Inc., and his financial expertise qualify him to serve as a member of our Board.

The Board recommends a vote “FOR” the directors nominated in Proposal 1.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE PRINCIPLES

Composition and Meetings of our Board

The following table sets forth, for the members of our Board and the nominees for director, information with respect to their ages, their current positions and the expiration dates of their terms as directors:

Name	Age	Position	Term as Director Expires
John W. Roblin (1)	67	Chairman of the Board of Directors and Chief Executive Officer	2012
Manish D. Shah	40	Director, President and Chief Technology Officer	2013
G. Russell Cleveland	73	Director	2013
Earl Gallegos	54	Director	2014
Stephen M. Mulready (1)	62	Director	2012

______________________________

(1) Term of class expires at the meeting. Director indicated is a nominee for re-election.

Our Board held nine meetings during 2011. None of our directors attended fewer than 75% of the meetings of our Board and committees on which any of them served in 2011. There are no family relationships among the directors, the nominee for director and the executive officers of the company.

Board members are expected to attend the annual meeting of stockholders, which is held in conjunction with one of our Board’s regularly scheduled meetings. Accordingly, all members of our Board are generally present for the annual meeting of stockholders. All members of our Board at the time of our 2011 annual meeting of stockholders attended that meeting.

The names of our current directors and certain information about them are set forth below:

Manish D. Shah has served as a member of our Board and as our President since November 2008 and has served as our Chief Technology Officer since May 2004. Prior to his promotion to the position of our President, he served as our Executive Vice President since May 2008. Mr. Shah served as our Director of Technology from December 2002 through May 2004 and served as our technology consultant from September 2000 through December 2001. He graduated with Honors from the Columbia University Executive MBA Program in May 2008. Prior to joining us, Mr. Shah held several technology management positions at various companies such as Andersen Consulting, P&O Nedlloyd and Tata Consultancy Services in different industries for over 10 years. Our Board believes that Mr. Shah’s extensive knowledge of the company’s products and services, from both a technological and managerial perspective, and his prior management experience qualify him to serve as a member of our Board.

G. Russell Cleveland has served as a member of our Board since July 2001. Mr. Cleveland is the founder and has been the President, Chief Executive Officer, sole director and the majority shareholder of RENN Capital Group, Inc. since December 1973. RENN Capital Group, Inc. is the investment adviser to or the manager of three closed-end mutual funds – RENN Global Entrepreneurs Fund, Inc., RENN Universal Growth Investment Trust PLC and Global Special Opportunities Trust PLC, and one open-end mutual fund – Premier RENN US Emerging Growth Limited. Mr. Cleveland also serves on the board of directors of RENN Global Entrepreneurs Fund, Inc., RENN Universal Growth Investment Trust PLC, Access Plans, Inc., BPO Management Services, Inc., CaminoSoft, Corp and Integrated Security Systems, Inc. He is a chartered financial analyst (CFA) with more than 45 years experience as a specialist in investments in smaller capitalization companies. A graduate of the Wharton School of Business, Mr. Cleveland is a past president of the Dallas Association of Investment Analysts. Our Board believes that Mr. Cleveland’s substantial leadership skills and financial, management and investment expertise, including his experience serving on the boards of other publicly traded companies, qualify him to serve as a member of our Board.

Earl Gallegos has served as a member of our Board since March 1997. Mr. Gallegos is the principal of Earl Gallegos Management Corporation, a management consulting firm founded by him in July 1994 specializing in the insurance and software industries. Mr. Gallegos was a founder of Peak Performance Solutions Inc., a privately held insurance technology firm. Mr. Gallegos has been a director of Fidelity National Real Estate Solutions (FNRES), a private company specializing in Internet real estate technology, since March 2007. Mr. Gallegos has also served as a director of Zytalis Inc., a privately held information technology professional services firm, from October 1999 to December 2006, Bridium, Inc., a privately held technology firm, from July 1998 to August 2003, Fidelity National Information Solutions, Inc., a publicly held company listed on Nasdaq, from September 1997 to September 2003, eGovNet, Inc., a privately held government technology services firm, from September 2002 to September 2003, and PracticeOne, Inc., a privately held medical practice management software company, from November 2002 to January 2005. Our Board believes that Mr. Gallegos’ lengthy insurance and technology industry experience and technology background, as well as his financial expertise, qualify him to serve as a member of our Board.

Director Independence

The Board of Directors has determined that Messrs. Cleveland, Gallegos and Mulready are independent within the meaning of the NYSE Amex listing standards.

Code of Ethics and Business Conduct

We are committed to principles of corporate governance that promote honest, responsible and ethical business practices. Our corporate governance policies and practices are actively reviewed and evaluated by our Board and our Nominating and Corporate Governance Committee (the “Nominating Committee”).

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code of Ethics and Business Conduct is available on our website at www.cover-all.com.

Board Leadership Structure

John W. Roblin serves as both the Chairman of the Board and Chief Executive Officer of our company. We believe that the combination of these two roles is an appropriate structure for our company because it allows Mr. Roblin to utilize the in-depth focus and perspective gained in fulfilling his responsibilities as the principal executive officer to efficiently and effectively guide the Board. The Board does not have a lead independent director. We believe our overall corporate governance policies and practices combined with the strength of our independent directors minimizes any potential conflicts that may result from combining the roles of Chairman of the Board and Chief Executive Officer.

Board Risk Oversight

Our Board has overall responsibility for oversight of the risk policies and procedures of the company and reviews and discusses specific risk topics in greater detail throughout the year. The Board has delegated responsibility for the oversight of the risk policies and procedures relating to the company’s financial statements and financial reporting process to the Audit Committee. The Audit Committee conducts internal control reviews and reviews with the independent auditors any significant financial or disclosure risks which may arise and the steps to be taken to monitor and minimize such risks. The Audit Committee reports any material issues raised in the course of such reviews to the full Board.

Board Committees

The standing committees of our Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition to those standing committees, the Board may from time to time establish ad hoc committees to assist the Board in various matters.

Audit Committee. Our Audit Committee is currently composed of two directors, Messrs. Gallegos and Mulready, who are independent within the meaning of the rules of the Securities and Exchange Commission (the “SEC”) and the NYSE Amex listing standards. Mr. Gallegos and Mr. Mulready currently meet the NYSE Amex financial sophistication requirements. Our Board interprets “financial sophistication” to mean the ability to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. In 2011, the Audit Committee met four times.

The Audit Committee, along with our Board, has determined that Mr. Gallegos is an “audit committee financial expert” as defined under the SEC rules. Our Board based this decision on the following experiences of Mr. Gallegos:

•        service as chief executive officer of a privately held information company, overseeing and/or assessing the performance of the company with respect to the preparation, auditing or evaluation of the company’s financial statements; and

•        membership on various other audit committees.

The Audit Committee operates under a written charter, which is available on our website at www.cover-all.com. As set forth in the written charter, the Audit Committee’s principal functions are to assist our Board in its oversight responsibilities with respect to:

•        the annual financial information to be provided to stockholders and the SEC;

•        the establishment and monitoring of procedures to improve the quality and reliability of the disclosure of our financial condition and results of operations;

•        the appointment, compensation and retention of our independent auditors and the work performed by the independent auditors; and

•        the internal audit functions.

In addition, the Audit Committee provides an avenue for communication between the independent auditors, financial management and our Board. The Audit Committee also has sole authority to engage, appoint, evaluate, compensate and replace the independent auditors, and it reviews and approves in advance all audit, audit related and non-audit services performed by the independent auditors

(to the extent those services may be provided under applicable law). The Audit Committee meets with management regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public.

Compensation Committee. The Compensation Committee currently has two members, Messrs. Gallegos and Mulready, each of whom is independent within the meaning of the NYSE Amex listing standards. Prior to May 11, 2011, the Compensation Committee consisted of Messrs. Roblin and Mulready. Mr. Roblin was not independent within the meaning of the NYSE Amex listing standards.

The principal function of the Compensation Committee, which does not operate under a written charter, is to review current and proposed employment arrangements with existing and prospective senior employees as well as to periodically review compensation and other benefits paid to or provided for our management. The Compensation Committee met four times in 2011.

The Compensation Committee annually evaluates the performance of the Chief Executive Officer and other executive officers of the company. Taking the performance evaluations into consideration, the Compensation Committee establishes and approves the compensation levels for the executive officers. When he was serving as a member of the Compensation Committee, Mr. Roblin did not participate in its decisions regarding his compensation. His compensation was separately evaluated by Mr. Mulready and the remaining members of the Board, who would take into consideration overall company performance in attaining established targets for income before taxes and developing and achieving short term and long term goals for the company. Such targets are set forth in Mr. Roblin’s employment agreement. As a result of this review, the Compensation Committee concluded that Mr. Roblin’s compensation was reasonable and not excessive based on his leadership, decision-making skills, experience, knowledge, communication with the Board and strategic recommendations.

Nominating and Corporate Governance Committee. The Nominating Committee currently has two members, Messrs. Cleveland and Gallegos. Mr. Gallegos and Mr. Cleveland are independent within the meaning of NYSE Amex listing standards. The Nominating Committee met four times in 2011.

The Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring the implementation of our Code of Ethics and Business Conduct. In addition, the Nominating Committee develops and reviews background information on candidates for our Board and makes recommendations to our Board regarding such candidates. The Nominating Committee also supervises our Board’s annual review of director independence and our Board’s self-evaluation of its performance. The Nominating Committee operates under a written charter, which is available on our website at www.cover-all.com.

Selection of Board Nominees

Nomination Process. The Nominating Committee considers candidates for Board membership suggested by its members, other Board members, stockholders and management. The Nominating Committee may also retain a third-party executive search firm to identify candidates. The Nominating Committee and our Board will consider stockholder recommendations for director nominees that are properly received in accordance with our bylaws, our “Director Nomination Policy” and the applicable rules and regulations of the SEC.

Under the terms of our Director Nomination Policy, the Nominating Committee and our Board will consider director nominations from a stockholder who is entitled to vote in the election of directors. Stockholders may nominate one or more persons for election as director at an annual or special meeting of stockholders by written notice of their intent to make such nomination or nominations either by personal delivery or by writing to the Secretary of our company not later than:

•        with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; and

•        with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

If stockholders wish to nominate persons for election as directors at the 2013 Annual Meeting of Stockholders, we must receive notice of this matter on or before March 9, 2013. After that date, the proposal will be considered untimely. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedure provided in our Director Nomination Policy. However, if a stockholder wishes to have his or her director nomination proposal included in our proxy statement for the 2013 Annual Meeting of Stockholders, pursuant to Rule 14a-8 of the SEC, the proposal must be received by us on or before December 31, 2012.

Desired qualifications, qualities and skills. Director nominees should be individuals of high integrity who have a solid record of accomplishment in their chosen fields and who possess the qualifications, qualities and skills to best serve our interests and our stockholders’ interests. Candidates will be selected for their ability to exercise good judgment and to provide practical insights and diverse perspectives.

To be recommended by the Nominating Committee for election to our Board, a director nominee must demonstrate the qualities and capabilities determined important by the Nominating Committee. As set forth in our Director Nomination Policy, the Nominating Committee considers the following qualifications, at a minimum, to be required of any director nominee:

•         the highest professional and personal ethics and integrity;

•        a generally recognized position of leadership in the director nominee’s field of endeavor;

•        ability to provide insights and practical wisdom based on his/her experience and expertise;

•        commitment to enhancing stockholder value;

•        sufficient time to effectively carry out his or her duties; and

•        compliance with legal and regulatory requirements.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem are in our and our stockholders’ best interests. Although the Nominating Committee does not have a formal policy regarding diversity, our Board recognizes that nominees for director should reflect a reasonable diversity of backgrounds and perspectives, including those backgrounds with respect to business experience and professional expertise. Information about the specific experience, qualifications and skills of each director and each nominee for director can be found in the biographical information provided above.

Contacting the Board

Under our “Policy for Stockholder Communications with Directors,” the Nominating Committee and our Board have established a procedure that enables our stockholders to communicate in writing with members of our Board or to any individual director or group of directors. Any stockholder may send correspondence to our Board, or to any individual director or group of directors, by e-mail to sholders@cover-all.com or by writing to the Secretary at our principal office.

The Secretary of our company will be responsible for the first review and logging of this correspondence and has been instructed by our Board to promptly forward all appropriate communications to the intended recipient indicated thereon. The Secretary will maintain a record of the originals of each communication received and provide copies to our Board or any individual director or group of directors, as appropriate, unless it is a type of correspondence which the Nominating Committee has identified as correspondence which may be retained in our files and not sent to our directors.

Under the Policy for Stockholder Communications with Directors, the Nominating Committee authorized the Secretary to retain and not send to our directors communications: (a) that are commercial, advertising or promotional in nature (offering goods or services); (b) that solely relate to such matters such as warranty and product issues; or (c) that clearly are unrelated to our business, industry, management or board matters or director responsibilities. These types of communications will be logged and filed but not circulated to our directors. Except as set forth in this paragraph, the Secretary will not screen which communications will be sent to our directors.

The log of stockholder correspondence will be available to members of the Nominating Committee for inspection. At least once each year, the Secretary will provide to the Nominating Committee a summary of the communications received from stockholders, including the communications not sent to our directors in accordance with screening procedures approved by the Nominating Committee.

Communications from an employee or agent will be considered stockholders communications under the Policy for Stockholder Communications with Directors only if made solely in his or her capacity as a stockholder. Communications from our directors or officers shall not be considered stockholder communications.

Corporate Governance Materials

Copies of our Audit Committee Charter and our Nominating Committee Charter, as well as of our Code of Ethics and Business Conduct, Director Nomination Policy and Policy for Stockholder Communications with Directors, are available on our website at www.cover-all.com. Please note that information on our website is not incorporated by reference in this proxy statement. Copies of these documents are also available to stockholders without charge upon written request to the Secretary at our principal address.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information as of April 1, 2012 as to the number of shares of our common stock beneficially owned by (i) each person we know to own beneficially more than 5% of our common stock, (ii) each person who is a director or who is a nominee to be a director, (iii) the executive officers for whom information is included in the Summary Compensation Table, and (iv) all persons as a group who are directors and executive officers and as to the percentage of outstanding shares held by these persons on that date.

Name and Address	Amount Beneficially Owned (1)		Percent of Class (2)
RENN Universal Growth Investment Trust PLC c/o RENN Capital Group, Inc. 8080 N. Central Expressway Suite 210, LB-59 Dallas, Texas 75206	7,634,400	(3)	29.5%
John W. Roblin	1,678,187	(4)	6.4%
G. Russell Cleveland	154,176		*
Earl Gallegos	177,176		*
Maryanne Z. Gallagher	307,277	(5)	1.2%
Manish D. Shah	717,071	(6)	2.7%
Stephen M. Mulready	98,453		*
All current directors and executive officers as a group (7 persons)	3,262,340	(7)	12.2%

______________________________

* Less than one percent.

(1)	Except as otherwise noted, all persons have sole voting and investment power with respect to their shares. All amounts shown in this column include shares obtainable upon exercise of options within sixty (60) days of the date of this table.
(2)	Based upon 25,857,730 total outstanding shares of common stock on April 1, 2012, plus shares of common stock that may be acquired by the person indicated pursuant to any options exercisable within sixty (60) days.
(3)	RENN Universal Growth Investment Trust PLC (formerly known as Renaissance US Growth Investment Trust PLC ) (“RUGIT”) shares voting and dispositive power over these shares with RENN Capital Group, Inc., its investment adviser, pursuant to an investment advisory agreement. Mr. Cleveland is the President and Chief Executive Officer of RENN Capital Group, Inc. and serves on the board of RUGIT but disclaims beneficial ownership of these shares.
(4)	Represents 1,455,724 shares of common stock and 222,463 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options.
(5)	Represents 182,277 shares of common stock and 125,000 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options.
(6)	Represents 149,424 shares of common stock and 567,647 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options.
(7)	Includes 990,110 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock with the SEC. Such persons are required to furnish us with copies of all Section 16(a) reports that they file. Based solely upon our review of copies of such reports for our 2011 fiscal year and representations from such persons, we believe that during 2011, our executive officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

EXECUTIVE OFFICERS

The following table sets forth certain information, as of the date of this proxy statement, regarding our executive officers:

Name	Age	Position
John W. Roblin	67	Chairman of the Board of Directors and Chief Executive Officer
Manish D. Shah	40	Director, President and Chief Technology Officer
Maryanne Z. Gallagher	50	Executive Vice President and Chief Operating Officer
Ann F. Massey	54	Chief Financial Officer and Secretary

The biographies of our executive officers are set forth below:

John W. Roblin. See “The Board of Directors and Corporate Governance Principles” above.

Manish D. Shah. See “The Board of Directors and Corporate Governance Principles” above.

Maryanne Z. Gallagher has served as our Executive Vice President and Chief Operating Officer since May 2008 and February 2001, respectively. Prior to holding the position of Chief Operating Officer, she served as our Senior Vice President since January 2000. From November 1998 until December 1999, Ms. Gallagher served as our Vice President - Customer Service. Ms. Gallagher joined us in 1990 and has held various development and support positions in our Classic division through 1998.

Ann F. Massey has served as our Chief Financial Officer since February 2001, as our Secretary since April 1997 and as our Controller since March 1997. From March 1996 to March 1997, Ms. Massey served as our Assistant Treasurer. From 1994 until February 1996, Ms. Massey served as Assistant Controller for our insurance services division. Prior to 1994, Ms. Massey had served as our Accounting Manager.

EXECUTIVE COMPENSATION

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table summarizes the total compensation earned during 2011 and 2010 by our chief executive officer and our two next most highly compensated executive officers whose total compensation exceeded $100,000, respectively, in 2011.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	All other Compensation	Total
John W. Roblin Chairman of the Board of Directors and Chief Executive Officer	2011 2010	$350,000 $350,000	–– $100,000	–– $168,000 (3)	–– $73,338 (4)	$23,478 (2) $23,386 (5)	$373,478 $714,724
Manish D. Shah President and Chief Technology Officer	2011 2010	$280,288 $270,192	–– $ 85,000	–– $ 38,750 (7)	–– $82,500 (8)	$18,772 (6) $18,758 (9)	$317,832 $495,200
Maryanne Z. Gallagher Executive Vice President and Chief Operating Officer	2011 2010	$224,231 $216,538	–– $ 46,000	–– $ 31,000 (11)	–– $33,000 (12)	$5,606 (10) $5,202 (10)	$229,837 $331,740

_____________________

(1)	Reflects the aggregate grant date fair value of the restricted stock and stock options granted in 2011 and 2010, respectively, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 7 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on April 2, 2012 for a discussion of all assumptions made by us in determining the valuations of the equity-based awards.
(2)	Consists of $15,574 of automobile allowance and $7,904 of matching contributions to the Cover-All Technologies Inc. 401(k) Plan made by us.
(3)	Consists of 75,000 shares of restricted stock that vested on December 31, 2010 and 75,000 shares of restricted stock that vested on December 31, 2011, each share of restricted stock having a fair market value of $1.12 per share as of January 1, 2010, the date of grant.
(4)	Consists of 75,000 shares underlying stock options that vested on December 31, 2010 and 75,000 shares underlying stock options that vested on December 31, 2011.
(5)	Consists of $15,473 of automobile allowance and $7,913 of matching contributions to the Cover-All Technologies Inc. 401(k) Plan made by us.
(6)	Consists of $14,118 of automobile allowance and $4,654 of matching contributions to the Cover-All Technologies Inc. 401(k) Plan made by us.
(7)	Consists of 25,000 shares of restricted stock that vest on June 2, 2013, each share of restricted stock having a fair market value of $1.55 per share as of June 2, 2010, the date of grant.
(8)	Consists of 125,000 shares underlying stock options that vest in full on June 2, 2013.
(9)	Consists of $14,118 of automobile allowance and $4,640 of matching contributions to the Cover-All Technologies Inc. 401(k) Plan made by us.
(10)	Represents matching contributions to the Cover-All Technologies Inc. 401(k) Plan made by us.

(11)	Consists of 20,000 shares of restricted stock that vest on June 2, 2013, each share of restricted stock having a fair market value of $1.55 per share as of June 2, 2010, the date of grant.
(12)	Consists of 50,000 shares underlying stock options that vest on June 2, 2013.

On January 1, 2010, Mr. Roblin received options to purchase 150,000 shares of our common stock at an exercise price of $1.12 per share. These options vested as to 75,000 shares on December 31, 2010 and vested as to the remaining 75,000 shares on December 31, 2011. These options shall expire five years from the date of grant.

On June 2, 2010, Ms. Gallagher and Mr. Shah received options to purchase 50,000 and 125,000 shares, respectively, of our common stock at an exercise price of $1.55 per share, and 20,000 and 25,000 restricted shares, respectively, of our common stock, all of which options and shares vest on June 2, 2013.

Outstanding Equity Awards at December 31, 2011

The following table provides information concerning outstanding equity awards as of December 31, 2011, by each of our named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

John W. Roblin	72,463	––	––	1.38	12/31/12
	150,000	––	––	1.12	12/31/14

Manish D. Shah	250,000	––	––	1.40	9/13/12
	––	150,000 (1)	––	0.85	8/6/13
	200,000	100,000 (2)	––	1.00	3/2/14
	––	125,000 (3)	––	1.55	6/1/15

Maryanne Z. Gallagher	75,000	––	––	1.40	9/13/12
	50,000	––	––	0.85	8/6/13
	––	50,000 (3)	––	1.55	6/1/15

_____________________

(1)	These options vest as to 117,647 shares on January 2, 2012 and as to 32,353 shares on January 2, 2013.
(2)	These options vest on the next date on which the company enters into a Qualifying Agreement. A “Qualifying Agreement” means any fully executed customer agreement pursuant to which the company is entitled to receive at least $2,000,000 in license revenue or maintenance (for the first year of such agreement) revenue.
(3)	These options vest on June 2, 2013.

Employment Agreements or Arrangement of Executive Officers

John W. Roblin, Chairman and Chief Executive Officer

John W. Roblin has served as our Chief Executive Officer since December 1999, as our President from December 1999 to November 2008, and as a director since March 2000.

On December 22, 2009, the company entered into an employment agreement with Mr. Roblin, effective as of January 1, 2010 (the “2010 Roblin Agreement”). The 2010 Roblin Agreement was for a term of two years. Pursuant to the 2010 Roblin Agreement, Mr. Roblin received an annual base salary of $350,000 plus benefits and the use of a company car. In addition, Mr. Roblin was entitled to a bonus based on the financial performance of the company. The company paid Mr. Roblin a bonus of $100,000 in 2010. The company did not pay Mr. Roblin a bonus in 2011.

Under the 2010 Roblin Agreement, Mr. Roblin received options to purchase 150,000 shares of our common stock. The options, which were granted pursuant to the Amended and Restated 2005 Stock Incentive Plan, as amended (the “2005 Stock Incentive Plan”), at an exercise price per share equal to $1.12, the fair market value of such shares on the date of the grant, vested (i) as to 75,000 shares on December 31, 2010, and (ii) as to 75,000 shares on December 31, 2011, all in accordance with and subject to the terms and conditions set forth in the 2005 Stock Incentive Plan and a stock option agreement entered into between the company and Mr. Roblin.

In addition, under the 2010 Roblin Agreement, Mr. Roblin received 150,000 shares of our common stock, which vested (i) as to 75,000 shares on December 31, 2010, and (ii) as to 75,000 shares on December 31, 2011, all in accordance with and subject to the terms and conditions set forth in the 2005 Stock Incentive Plan and a restricted stock grant agreement entered into between the company and Mr. Roblin.

On December 30, 2011, the company entered into a new employment agreement with Mr. Roblin, effective as of January 1, 2012 (the “2012 Roblin Agreement”).

Pursuant to the 2012 Roblin Agreement, Mr. Roblin will receive an annual base salary of $350,000 plus benefits and the use of a company car, including maintenance and repair expenses in connection with the use of the car. Mr. Roblin is also entitled to an annual cash bonus based on the financial performance of the company.

In addition, Mr. Roblin is eligible to receive from time to time grants of options to purchase shares of our common stock, grants of restricted stock or other equity awards under our 2005 Stock Incentive Plan, as it may be amended, which grants shall be in such amounts as shall be determined by the Compensation Committee in its sole discretion. In connection with any grant of restricted shares, provided that Mr. Roblin makes an election in a timely manner to include in gross income on the date the restricted shares are transferred the value of the restricted shares on such date pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, on behalf of Mr. Roblin, we will pay to the taxing authorities as withheld taxes a “gross-up” payment equal to Mr. Roblin’s estimated federal, state and local income and payroll tax obligations (based on information provided by Mr. Roblin in good faith) with respect to (i) the fair market value of the restricted shares as of the transfer date, and (ii) the income required to be recognized by Mr. Roblin as a result of the payment by the Registrant of such obligations.

Mr. Roblin’s employment agreement is for a term of two years, provided, that each of Mr. Roblin and the company may terminate the 2012 Roblin Agreement at any time, with or without reason or cause, upon written notice to the other party. If the employment of Mr. Roblin is terminated for any reason, including upon the expiration of the 2012 Roblin Agreement, Mr. Roblin will be entitled to receive (i) any accrued and unpaid base salary and accrued and unused vacation days through the date of termination, (ii) the pro rata portion of his performance bonus based on the number of days he was employed during the year, and (iii) any unreimbursed business expenses. In addition, Mr. Roblin will be entitled to receive, as severance, for a period of six months following such termination, his base salary, benefits and continued use of the company car, including related maintenance and repair expenses. At the conclusion of this severance period, Mr. Roblin shall have the option to purchase this car from the company at the car’s then current book value (on the company’s books). Upon such termination, the company and Mr. Roblin have agreed to mutually release each other for all claims arising in connection with Mr. Roblin’s employment with the company.

The 2012 Roblin Agreement also contains a confidentiality provision, a non-solicitation covenant and a mutual non-disparagement clause.

On February 21, 2012, Mr. Roblin received options to purchase 200,000 shares of our common stock at an exercise price of $1.63 per share and 100,000 restricted shares of our common stock. These options and shares vest as to (i) fifty percent (50%) of such options and shares, respectively, on December 31, 2012, or on such earlier date during that calendar year on which Mr. Roblin’s employment may be terminated, and (ii) the remaining fifty percent (50%) of such options and shares, respectively, on December 31, 2013, or on such earlier date during that calendar year on which Mr. Roblin’s employment may be terminated. The options shall expire five years from the date of grant.

Manish D. Shah, President and Chief Technology Officer

On March 7, 2012, the company entered into an employment agreement with Manish D. Shah, effective as of March 1, 2012 (the “2012 Shah Agreement”).

Pursuant to the 2012 Shah Agreement, Mr. Shah will receive an annual base salary of $300,000 plus benefits and the use of a company car, including maintenance and repair expenses in connection with the use of the car. Mr. Shah is also entitled to an annual cash bonus based on the financial performance of the company.

In addition, we granted Mr. Shah five-year incentive stock options to purchase an aggregate of 400,000 shares of our common stock. The options were granted pursuant to the 2005 Stock Incentive Plan at $1.67 per share (equal to the fair market value of such shares on the date of the grant) and will vest (i) as to 136,000 shares on December 31, 2012, or on such earlier date during that calendar year on which Mr. Shah’s employment may be terminated, (ii) as to 132,000 shares on December 31, 2013, or on such earlier date during that calendar year on which Mr. Shah’s employment may be terminated, and (iii) as to the remaining 132,000 shares on December 31, 2014, or on such earlier date during that calendar year on which Mr. Shah’s employment may be terminated, all in accordance with and subject to the terms and conditions set forth in the 2005 Stock Incentive Plan and a stock option agreement entered into between us and Mr. Shah.

We also granted Mr. Shah an aggregate of 125,000 shares of our common stock, which will vest (i) as to 42,500 shares on December 31, 2012, or on such earlier date during that calendar year on which Mr. Shah’s employment may be terminated, (ii) as to 41,250 shares on December 31, 2013, or on such earlier date during that calendar year on which Mr. Shah’s employment may be terminated, and (iii) as to the remaining 41,250 shares on December 31, 2013, or on such earlier date during that calendar year on which Mr. Shah’s employment may be terminated, all in accordance with and subject to the terms and conditions set forth in the 2005 Stock Incentive Plan and a restricted stock grant agreement entered into between us and Mr. Shah. In connection with such grant, provided that Mr. Shah makes an election in a timely manner to include in gross income on the date the restricted shares are transferred the value of the restricted shares on such date pursuant to Section 83(b) of the Internal Revenue Code of 1986, as

amended, we will pay on behalf of Mr. Shah to the taxing authorities as withheld taxes a “gross-up” payment equal to Mr. Shah’s estimated federal, state and local income and payroll tax obligations (based on information provided by Mr. Shah in good faith) with respect to (i) the fair market value of the restricted shares, as of the transfer date, and (ii) the income required to be recognized by Mr. Shah as a result of the payment by us of such obligations.

Mr. Shah’s employment agreement is for a term of three years, provided, that each of Mr. Shah and the company may terminate the 2012 Shah Agreement at any time, with or without reason or cause, upon written notice to the other party. If the employment of Mr. Shah is terminated for any reason, including upon the expiration of the 2012 Shah Agreement, Mr. Shah will be entitled to receive (i) any accrued and unpaid base salary and accrued and unused vacation days through the date of termination, (ii) the pro rata portion of his performance bonus based on the number of days he was employed during the year, and (iii) any unreimbursed business expenses. In addition, Mr. Shah will be entitled to receive, as severance, for a period of six months following such termination, his base salary, benefits and continued use of the company car, including related maintenance and repair expenses. At the conclusion of this severance period, Mr. Shah shall have the option to purchase this car from the company at the car’s then current book value (on the company’s books). Upon such termination, the company and Mr. Shah have agreed to mutually release each other for all claims arising in connection with Mr. Shah's employment with the company.

The 2012 Shah Agreement also contains a confidentiality provision, a non-solicitation covenant, a non-competition covenant and a mutual non-disparagement clause.

None of our other named executive officers have (i) employment agreements, (ii) severance payment arrangements, or (iii) payment arrangements that would be triggered by a change of control, except that our 2005 Stock Incentive Plan provides for accelerated vesting upon certain change of control transactions.

COMPENSATION OF DIRECTORS

The following table shows the compensation we paid in 2011 to our non-employee directors:

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
G. Russell Cleveland	$22,000	$29,000	$51,000
Earl Gallegos	$28,000	$29,000	$57,000
Stephen M. Mulready	$28,000	$29,000	$57,000

_____________________

(1)	Reflects the aggregate grant date fair value of the restricted stock and stock option awards granted in accordance with FASB ASC Topic 718.

For 2011, each of our non-employee directors received: (i) an annual stipend of $22,000; and (ii) an award of 14,286 shares of our common stock, representing such number of shares of common stock having a fair market value equal to $29,000 on March 16, 2011, the date of the grant. Such shares vested on November 30, 2011. Non-employee directors serving on our Audit Committee received an additional $1,000 per quarter. Non-employee directors serving on our Compensation Committee received an additional $1,000 per quarter, which commenced with respect to the third quarter of 2011. We make all such payments to our non-employee directors quarterly and in arrears.

PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder returns (including reinvestment of dividends) from the period from December 31, 2006 through December 31, 2011 on an investment of $100 in (i) our common stock, (ii) the Russell Microcap Index (an index of microcap companies), and (iii) an index of peer companies selected by us (the “Peer Group”), as described below. You should be aware that historical results are not necessarily indicative of future performance.

We have selected the Russell Microcap Index for comparative purposes. We believe that, given our current size of operations and market capitalization, the Russell Microcap Index, which measures the performance of stocks in the microcap segment of the U.S. equity securities market, provides an appropriate benchmark against which to measure our stock performance.

Our Peer Group consists of Computer Sciences Corporation, Ebix Inc., Pegasystems Inc. and Sapient Corp.

	December 31,
	2006	2007	2008	2009	2010	2011
Cover-All Technologies Inc.	$100.00	$174.68	$113.92	$146.50	$211.90	$235.44
Russell Microcap Index	$100.00	$92.00	$55.40	$70.63	$91.03	$82.59
Peer Group	$100.00	$99.50	$70.51	$123.18	$121.05	$77.82

AUDIT COMMITTEE REPORT

The Board of Directors of the Company maintains an Audit Committee comprised of two directors of the Company, Earl Gallegos and Stephen M. Mulready, each of whom is independent within the meaning of the NYSE Amex listing standards. The Audit Committee acts pursuant to an amended and restated written charter adopted by the Board in May 2011. The Audit Committee, along with the Board, has determined that Mr. Gallegos qualifies as an “audit committee financial expert” as defined under the SEC rules.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to: (i) the annual financial information to be provided to stockholders and the SEC; (ii) the establishment and monitoring of procedures to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations; (iii) the appointment, compensation and retention of the Company’s independent auditors and the work performed by the independent auditors; and (iv) the internal audit functions.

The Audit Committee schedules its meetings with a view to devoting appropriate attention to all of its tasks. The Audit Committee meetings include, whenever appropriate, sessions with the Company’s independent auditors without the presence of the Company’s management.

Each year, the Audit Committee recommends to the Board the selection of the Company’s independent auditors. The independent auditors are responsible for performing an independent audit of the Company’s audited consolidated financial statements according to generally accepted auditing standards of the United States and for issuing a report based on this audit. The Audit Committee monitors and oversees these processes.

The Audit Committee has met and held discussions with management and MSPC, the Company’s independent auditors. The Company’s management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared according to generally accepted accounting principles of the United States. The Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company’s management and the independent auditors.

The Audit Committee discussed with MSPC the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. These matters included a discussion of MSPC’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to financial reporting. MSPC also provided the Audit Committee with the written disclosures and independence letter required by applicable rules of the Public Company Accounting Oversight Board, and the Audit Committee discussed with MSPC that firm’s independence, including a review of both auditor and non-auditor fees and considered the compatibility of non-audit services with the auditors independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

AUDIT COMMITTEE

Earl Gallegos

Stephen M. Mulready

INDEPENDENT AUDITOR INFORMATION

Our Audit Committee has selected MSPC, Certified Public Accountants and Advisors, A Professional Corporation, New York, New York, as the principal independent auditors for 2012. MSPC has served as our independent auditors since 1997. A representative of MSPC is expected to be present at the meeting and to be available to respond to appropriate questions. This representative will also be given an opportunity to make a statement at the meeting if the representative desires.

Fees

The following table sets forth the fees paid for professional services rendered by MSPC for audit services, audit-related services, tax services and all other services in 2011 and 2010.

Fee Category	2011	2010

Audit Fees (1)	$135,950	$119,000

Audit-Related Fees (2)	—	—

Tax Fees (3)	$12,500	$21,896

All Other Fees (4)	$14,545	$9,278

Total Fees	$162,995	$150,174

(1)	For professional services rendered in connection with the audit of our annual financial statements and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q.
(2)	For assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	For professional services rendered for tax compliance, tax advice, tax return preparation and tax planning.
(4)	For other services rendered, including attendance at board and stockholder meetings, review of our proxy statement relating to our annual stockholders meetings and services related to the acquisition of certain assets of Moore Stephens Business Solutions LLC in 2010 and BlueWave Technology in 2011.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by our independent auditors.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF MSPC AS OUR
INDEPENDENT AUDITORS

Our Board, on the recommendation of the Audit Committee, has appointed MSPC as our independent auditors for the fiscal year ending December 31, 2012, and urges you to vote for ratification of this appointment. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by our Audit Committee and our Board.

The Board recommends a vote “FOR” Proposal 2.

ADDITIONAL INFORMATION

Annual Report

All stockholders of record as of the close of business on April 24, 2012 have or are currently being sent a copy of our Annual Report for the fiscal year ended December 31, 2011, which contains our audited financial statements. The Annual Report is deemed to be part of the material for the solicitation of proxies. If you have not received a copy of the Annual Report, you may request a copy of the Annual Report by writing to the Secretary at our principal address.

Submission of Stockholder Proposals

If you intend to present a proposal at our 2013 annual meeting of stockholders and seek to have the proposal included in our proxy statement and form of proxy relating to that meeting, you may do so by following the procedures in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be in writing and received no later than December 31, 2012, and must otherwise comply with SEC Rule 14a-8. Any such proposal should be sent to us at Cover-All Technologies Inc., Attn.: Secretary, 55 Lane Road, Fairfield, New Jersey 07004.

If you intend to propose business for consideration at the 2013 annual meeting and do not seek to have the proposal included in our proxy statement and form of proxy relating to that meeting, you must give written notice to our Secretary at Cover-All Technologies Inc., Attn.: Secretary, 55 Lane Road, Fairfield, New Jersey 07004. In order to be considered as timely made, your proposal must be received by us on or before March 9, 2013.

Regardless whether you plan to attend the meeting, we urge you to fill in, date, sign and return the proxy immediately. Return your proxy in the enclosed envelope, which requires no additional postage if mailed in the United States.

By Order of the Board of Directors

ANN F. MASSEY

Secretary

Date: April 30, 2012

COVER-ALL TECHNOLOGIES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For the Annual Meeting of Stockholders

to be held on June 7, 2012

The undersigned, a stockholder of COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the “Company”), does hereby appoint John W. Roblin and Ann F. Massey and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the 2012 Annual Meeting of Stockholders of the Company to be held at the Hilton Parsippany, One Hilton Court, Parsippany, New Jersey 07054, on Thursday, June 7, 2012 at 9:30 a.m., local time, and at any adjournments or postponements thereof, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present.  This proxy also delegates discretionary authority to the Proxies or their substitutes to vote on any other matters that properly come before the 2012 Annual Meeting or any adjournments or postponements thereof.

The undersigned hereby instructs said Proxies or their substitutes:

1.

To elect a class of directors consisting of the following two directors to serve for a term of three years and until their successors shall have been duly elected and qualified:

John W. Roblin

Stephen M. Mulready

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐ __________________________

2.

To ratify the appointment of MSPC as independent auditors for the fiscal year ending December 31, 2012.

☐ FOR

☐ AGAINST

☐ ABSTAIN

(continued, and to be signed on reverse side)

(continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED “FOR” THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Dated:

________________________________, 2012

________________________________(L.S.)

________________________________(L.S.)

Signature(s)

COVER-ALL TECHNOLOGIES INC.

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2012:  Our proxy materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and 2011 Annual Report, are available at www.cover-all.com/investors/proxymaterials.